As filed with the Securities and Exchange Commission on January 25, 2006

Registration No. 333-43862

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Waddell & Reed Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction
of incorporation or organization)

51-0261715
(I.R.S. Employer
Identification Number)

6300 Lamar Avenue
Overland Park, Kansas 66202
Tel: (913) 236-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel P. Connealy
Senior Vice President and Chief Financial Officer
Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, Kansas 66202
Tel: (913) 236-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel C. Schulte, Esq.	Alan Bogdanow
Waddell & Reed Financial, Inc.	Vinson & Elkins L.L.P.
6300 Lamar Avenue	Trammell Crow Center
Overland Park, Kansas 66202	2001 Ross Avenue, Suite 3700
Tel: (913) 236-2000	Dallas, TX 75201-2975
(214) 220-7857

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	be Registered(1)	Per Share(1)	Price(1)	Registration Fee(1)
Senior Debt Securities
Subordinated Debt Securities
Warrants
Class A Common Stock(2)
Preferred Stock
Depositary Shares(3)
Stock Purchase Contracts and Stock Purchase Units(4)

(1)                An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)                Each share of common stock includes an associated right to purchase preferred stock (“right”). Prior to the occurrence of certain events, the rights will not be exercisable or evidenced separately from the common stock. See “Description of Securities We May Offer—Capital Stock.”

(3)                Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(4)                Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt securities, warrants or purchase contracts, which may or may not be separable from one another.

Waddell & Reed Financial, Inc.

Senior Debt Securities
Subordinated Debt Securities
Warrants
Class A Common Stock
Preferred Stock
Depositary Shares
Stock Purchase Contracts and Stock Purchase Units

We may offer to sell senior or subordinated debt securities, warrants, common stock, preferred stock, depositary shares and stock purchase contracts and stock purchase units from time to time. The debt securities, warrants, preferred stock, depositary shares and stock purchase contracts and units may be convertible into, or exercisable or exchangeable for, our common or preferred stock or other securities or debt or equity securities of one or more other entities. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “WDR.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, these securities may be offered from time to time by selling securityholders. Information concerning any selling securityholder, and the time and manner in which Waddell & Reed Financial, Inc. or any selling  securityholder  may offer and sell securities under this prospectus, will be provided under the “Selling Securityholder” section of the applicable prospectus supplement that will be filed supplementing the information in this prospectus.  We will not receive any proceeds of any sale by any selling securityholder unless otherwise indicated in the applicable prospectus supplement.

This prospectus provides you with a description of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in the applicable prospectus supplement to this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated January 25, 2006.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front of those documents.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, the Company or one or more selling securityholders (a “Selling Securityholder”) may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a description of the general terms of the securities which may be offered by the Company or any Selling Securityholder. Each time the Company sells securities, we will provide or make available this prospectus and a prospectus supplement containing specific information about the terms of the securities being offered. Each time that any Selling Securityholder sells securities, the Selling Securityholder is required to provide or make available this prospectus and the applicable prospectus supplement identifying and containing specific information about the Selling Securityholder and the terms of the securities being offered. The applicable prospectus supplement may include additional risk factors or other special considerations applicable to those securities. The applicable prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under “Available Information.”

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus to the “Company,” “Registrant,” “we,” “us,” “our,” and similar terms refer to Waddell & Reed Financial, Inc. and our consolidated subsidiaries.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, Room 1580, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed and trades under the ticker symbol “WDR.”

The SEC allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below:

•       our Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC on March 14, 2005;

•       our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, as filed with the SEC on April 26, 2005;

•       our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, as filed with the SEC on July 29, 2005;

•       our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, as filed with the SEC on November 1, 2005;

•       our Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02, Item 7.01 or disclosures made in accordance with Regulation FD on Item 8.01) as filed with the SEC on March 7, 2005, March 29, 2005, May 26, 2005, June 23, 2005, August 3, 2005, August 11, 2005, October 11, 2005, December 9, 2005, December 22, 2005, January 12, 2006 and January 13, 2006;

•       our Definitive Proxy Statement filed on Schedule 14A, as filed with the SEC on March 14, 2005; and

•       all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02, Item 7.01 or disclosures made in accordance with Regulation FD on Item 8.01 in any Current Report on Form 8-K) on or after the date of this prospectus and before the termination of this offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from:

Investor Relations
WADDELL & REED FINANCIAL, INC.
6300 Lamar Avenue
Overland Park, Kansas 66202
(913) 236-2000

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference herein, contains certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business, including, without limitation, statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “estimates,” “intends” or similar expressions. These forward-looking statements involve certain risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to:

•       adverse changes in the securities and capital markets;

•       the risk that the expected benefits from the expansion of our distribution channels may not be as beneficial as anticipated;

•       adverse results of litigation or administrative proceedings;

•       governmental and regulatory investigations, as well as any settlements thereof;

•       acts of terrorism and/or war;

•       less favorable economic and market conditions, including our cost to finance our business;

•       failure to renew our investment management agreements;

•       new regulatory requirements, or changes in the applications or interpretations of existing regulatory requirements; and

•       other factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2004.

Should one or more of these risks materialize or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. We assume no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

THE COMPANY

Waddell & Reed Financial, Inc., through its subsidiaries, provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Investment Management Company serves as investment advisor to Ivy Funds, Inc. and the Ivy Funds portfolios. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds, Inc. and the Ivy Funds portfolios.

We derive our revenues primarily from providing investment advisory, distribution and administrative services to mutual funds and institutional and separately managed accounts. Investment management fees, our most substantial source of revenues, are based on the amount of average assets under management and are affected by sales levels, financial market conditions, redemptions and the composition of assets. Underwriting and distribution revenues, another substantial source of revenues, primarily consist of commissions derived from sales of investment products, insurance products and distribution fees on certain variable products, as well as advisory services. The products sold have various commission structures and the revenues received from sales of products vary based on the type and amount sold.

We incorporated as a Delaware corporation on December 24, 1981. Our principal offices are located at 6300 Lamar Avenue, Overland Park, Kansas 66202 (telephone number (913) 236-2000).

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement. We will not receive any proceeds of any sale by any Selling Securityholder unless otherwise indicated in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The Company’s consolidated ratios of earnings to fixed charges for each of the five fiscal years ended December 31, 2004 and the nine months ended September 30, 2005, are as follows:

	Nine Months Ended September 30,	Year Ended December 31,
	2005	2004	2003	2002	2001	2000
Ratio of Earnings to Fixed Charges (unaudited)	5.26	10.65	6.38	8.35	8.33	13.66

For purposes of the ratio of earnings to fixed charges, “earnings” represent pre-tax earnings plus fixed charges, and “fixed charges” represent interest expense plus that portion of rent expense that, in our opinion, approximates the interest factor included in rent expense.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings, the following securities:

•       debt securities, which may be senior or subordinated;

•       shares of common stock;

•       shares of preferred stock;

•       depositary securities;

•       warrants exercisable for debt securities, common stock or preferred stock;

•       stock purchase contracts; and

•       stock purchase units.

This prospectus provides a description of the material general terms of the securities that we may offer. The specific terms of the securities will be described in the applicable prospectus supplement, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the applicable prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. Please read “Available Information” to find out how you can obtain a copy of those documents.

The terms of the offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement relating to such offering.

Waddell & Reed Financial, Inc. is a legal entity separate and distinct from its subsidiaries (collectively, the “affiliates”). Accordingly, the right of the Company, and thus the right of the Company’s creditors and shareholders, to participate in any distribution of the assets or earnings of any affiliate is necessarily subject to the prior claims of creditors of the affiliate, except to the extent that claims of the Company in its capacity as a creditor may be recognized. Accordingly, the Senior Debt Securities and Subordinated Debt Securities (both as defined below) will be effectively subordinated to all existing and future liabilities of the Company’s subsidiaries, and holders of Senior Debt Securities and Subordinated Debt Securities should look only to the assets of the Company for payments on the Senior Debt Securities and Subordinated Debt Securities.

SENIOR DEBT SECURITIES

General

The following description applies to the senior debt securities offered by this prospectus (the “Senior Debt Securities”). The Senior Debt Securities will be direct, unsecured obligations of the Company, will rank on a parity with all outstanding unsecured senior indebtedness of the Company and may be issued in one or more series. The Senior Debt Securities will be issued under the Senior Indenture, dated as of January 18, 2001 (the “Senior Indenture”) by and between the Company and JPMorgan Chase Bank, National Association (as successor to Chase Manhattan Trust Company, National Association), as Trustee (the “Trustee”).

The statements under this section are brief summaries of certain provisions contained in the Senior Indenture, do not claim to be complete and are qualified in their entirety by reference to the Senior Indenture, a copy of which is an exhibit to, and incorporated by reference in, the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the Senior Indenture.

The following material describes certain general terms of the Senior Debt Securities. The particular terms of any Senior Debt Securities and the extent, if any, to which these general terms may apply to such Senior Debt Securities will be described in the applicable prospectus supplement.

The Senior Indenture does not limit the aggregate principal amount of Senior Debt Securities which may be issued under it. Rather, the Senior Indenture provides that Senior Debt Securities of any series may be issued under it up to the aggregate principal amount which may be authorized from time to time by the Company. Senior Debt Securities may be denominated in any currency or currency unit designated by the Company. Except as otherwise specified in the applicable prospectus supplement, neither the Senior Indenture nor the Senior Debt Securities will limit or otherwise restrict the amount of other debt which may be incurred or the other securities which may be issued by the Company or any of its subsidiaries.

Senior Debt Securities of a series may be issuable in registered form without coupons (“Registered Securities”), in bearer form with or without coupons attached (“Bearer Securities”) or in the form of one or more global securities in registered or bearer form (each a “Global Security”). Bearer Securities, if any, will be offered only to non-United States persons and to offices of certain United States financial institutions located outside the United States.

You must review the applicable prospectus supplement for a description of the following terms, where applicable, of each series of Senior Debt Securities for which this prospectus is being delivered:

•       the title of the Senior Debt Securities;

•       the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the Senior Debt Securities;

•       the priority of payment of the Senior Debt Securities;

•       the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the Senior Debt Securities will be issued;

•       the date or dates on which the principal of the Senior Debt Securities will be payable;

•       the interest rate or rates, which may be fixed or variable, for the Senior Debt Securities, if any, or the method of determining the same;

•       the date or dates from which interest, if any, on the Senior Debt Securities will accrue, the date or dates on which interest, if any, will commence and the regular record dates for the interest payment dates;

•       the extent to which any of the Senior Debt Securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global Senior Security will be paid;

•       each office or agency where the Senior Debt Securities may be presented for registration of transfer or exchange;

•       the place or places where the principal of, premium, if any, and interest, if any, on the Senior Debt Securities will be payable;

•       the date or dates, if any, after which the Senior Debt Securities may be redeemed or purchased in whole or in part, (i) at the option of the Company, (ii) mandatorily pursuant to any sinking, purchase or similar fund, or (iii) at the option of the holder, and the redemption or repayment price or prices;

•       the terms, if any, upon which the Senior Debt Securities may be convertible into or exchanged for securities or indebtedness of any kind of the Company, or of any other issuer or obligor, and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•       the authorized denomination or denominations for the Senior Debt Securities;

•       the currency, currencies or units based on or related to currencies for which the Senior Debt Securities may be purchased and the currency, currencies or currency units in which the principal of, premium, if any, and any interest, if any, on the Senior Debt Securities may be payable;

•       any index used to determine the amount of payments of principal of, premium, if any, and interest, if any, on the Senior Debt Securities;

•       whether any of the Senior Debt Securities are to be issuable as Bearer Securities and/or Registered Securities, and if issuable as Bearer Securities, any limitations on issuance of the Bearer Securities and any provisions regarding the transfer or exchange of the Bearer Securities, including exchange for registered Senior Debt Securities of the same series;

•       the payment of any additional amounts with respect to the Senior Debt Securities;

•       whether any of the Senior Debt Securities will be issued as Original Issue Discount Securities (as defined below);

•       information with respect to book-entry procedures, if any;

•       any additional covenants or Events of Default not currently included in the Senior Indenture; and

•       any other terms of the Senior Debt Securities not inconsistent with the provisions of the Senior Indenture.

If any of the Senior Debt Securities are sold for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest, if any, on any series of Senior Debt Securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of Senior Debt Securities and those currencies or currency units will be described in the applicable prospectus supplement.

Senior Debt Securities may be issued as original issue discount Senior Debt Securities which bear no interest or interest at a rate which at the time of issuance is below market rates (“Original Issue Discount Securities”), to be sold at a substantial discount below the stated principal amount thereof due at the stated maturity of such Senior Debt Securities. There may be no periodic payments of interest on Original Issue Discount Securities. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of the Original Issue Discount Security upon acceleration will be determined in accordance with the applicable prospectus supplement, the terms of the security and the Senior Indenture, but will be an amount less than the amount payable at the maturity of the principal of the Original Issue Discount Security. Federal income tax considerations with respect to Original Issue Discount Securities will be described in the applicable prospectus supplement.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, Senior Debt Securities will be issued only as Registered Securities. If Bearer Securities are issued, the United States federal income tax consequences and other special considerations, procedures and limitations relating to the Bearer Securities will be described in the applicable prospectus supplement.

Senior Debt Securities issued as Registered Securities will not have interest coupons. Senior Debt Securities issued as Bearer Securities will have interest coupons attached, unless issued as zero coupon securities.

Registered Securities (other than a Global Security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other Senior Debt Securities of the same series at the office of the security registrar specified in the Senior Indenture. The Company has agreed in the Senior Indenture that, with respect to Registered Securities having The City of New York as a place of payment, the Company will appoint a security registrar or co-security registrar located in The City of New York for such transfer or exchange. Transfer or exchange will be made without service charge, but the Company may require payment of any taxes or other governmental charges. Provisions relating to the exchange of Bearer Securities for other Senior Debt Securities of the same series, including, if applicable, Registered Securities, will be described in the applicable prospectus supplement. In no event, however, will Registered Securities be exchangeable for Bearer Securities.

Book-Entry Senior Debt Securities

Senior Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities. Each Global Security will be deposited with, or on behalf of, a depositary (the “Depositary”) identified in the applicable prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a Global Security may not be transferred except as a whole by the Depositary for the Global Security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of the successor.

The specific terms of the depositary arrangement for a series of Senior Debt Securities and certain limitations and restrictions relating to a series of Bearer Securities in the form of one or more Global Securities will be described in the applicable prospectus supplement.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and any interest on Registered Securities will be made at the office of such paying agent or paying agents as the Company may designate from time to time. In addition, at the option of the Company, payment of any interest may be made (i) by check mailed to the address of the person entitled to the payment at the address in the applicable security register, or (ii) by wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Senior Security is registered at the close of business on the regular record date for such payment.

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and any interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such paying agents outside the United States as the Company may designate from time to time, at the option of the holder, by check or by transfer to an account maintained by the holder with a bank located outside the United States. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on Bearer Securities will be made only against surrender of the coupon for such interest payment date. Payment on any Bearer Security will not be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

Consolidation, Merger or Sale of Assets

The Senior Indenture provides that the Company may, without the consent of the holders of any of the Senior Debt Securities outstanding under the Senior Indenture, consolidate with, merge into or transfer its assets substantially as an entirety to any person, provided that:

•       any successor assumes the Company’s obligations on the Senior Debt Securities and under the Senior Indenture; and

•       after giving effect to the consolidation, merger or transfer, no Event of Default (as defined in the Senior Indenture) will have happened and be continuing.

Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create any Event of Default which would entitle holders of the Senior Debt Securities, or the Trustee acting on their behalf, to take any of the actions described below under “Description of Senior Debt Securities—Events of Default, Waivers, etc.”

No Limitations on Leveraged and Other Transactions

The Senior Indenture and the Senior Debt Securities do not contain provisions which would protect holders of the Senior Debt Securities in the event of a highly leveraged or other transaction involving the Company that could adversely affect the holders of Senior Debt Securities.

Modification of the Senior Indenture; Waiver of Covenants

The Senior Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Senior Debt Securities of each affected series, modifications and alterations of the Senior Indenture may be made which affect the rights of the holders of the Senior Debt Securities. However, no such modification or alteration may be made without the consent of the holder of each Senior Security affected which would, among other things,

•       change the stated maturity of any Senior Debt Security;

•       reduce the principal amount of any Senior Debt Security;

•       reduce the amount of principal of an original issue discount Senior Debt Security;

•       reduce the rate of interest on, or any premium payable upon redemption of, any Senior Debt Security;

•       change the currency or currencies in which any Senior Debt is payable;

•       impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Senior Debt Security;

•       reduce the percentage in principal amount of outstanding Senior Debt Securities of any series required to consent to any modification, amendment or any waiver under the Senior Indenture; or

•       change the provisions in the Senior Indenture that relate to its modification or amendment.

Satisfaction and Discharge

The Senior Indenture provides, among other things, that when all Senior Debt Securities of any series not previously delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their stated maturity within one year, the Company may deposit or cause to be deposited with the Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Senior Debt Securities of that series not previously delivered to the Trustee for cancellation, for the principal, premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be. Upon such deposit, the Senior Indenture and any applicable supplemental indenture will cease to be of further effect with respect to that series of Senior Debt Securities, except as to the Company’s obligations to transfer or exchange the Senior Debt Securities of that series pay all other sums due pursuant to the Senior Indenture and any applicable supplemental indenture and to provide the officers’ certificates and opinions of counsel required under the Senior Indenture, and the Company will be deemed to have satisfied and discharged the Senior Indenture with respect to that series of Senior Debt Securities.

Events of Default, Waivers, etc.

An Event of Default with respect to Senior Debt Securities of any series is defined in the Senior Indenture as:

•       default in the payment of principal of or premium, if any, on any of the outstanding Senior Debt Securities of that series when due;

•       default in the payment of interest on any of the outstanding Senior Debt Securities of that series when due and continuance of such default for  30 days;

•       default in the performance of any other covenant of the Company in the Senior Indenture with respect to Senior Debt Securities of such series and continuance of such default for 60 days after written notice;

•       certain events of bankruptcy, insolvency or reorganization of the Company; and

•       any other event that may be specified in a prospectus supplement with respect to any series of Senior Debt Securities.

If an Event of Default with respect to any series of outstanding Senior Debt Securities occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Senior Debt Securities of such series may declare the principal amount (or if such Senior Debt Securities are Original Issue Discount Securities, the portion of the principal amount as may be specified in the terms of that series) of all Senior Debt Securities of that series to be immediately due and payable. No such declaration is required upon certain events of bankruptcy, insolvency or reorganization of the Company. The holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series may rescind and annul a declaration of acceleration of such Senior Debt Securities, but only if all Events of Default with respect to Senior Debt Securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

If an Event of Default occurs and is continuing, the Trustee may, in its discretion, and at the written request of the holders of not less than a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the Senior Indenture will, proceed to protect the rights of the holders of all the Senior Debt Securities of such series. Prior to acceleration of maturity of the outstanding Senior Debt Securities of any series, the holders of a majority in aggregate principal amount of the Senior Debt Securities may waive any past default under the Senior Indenture except a default in the payment of principal of, premium, if any, or interest on the Senior Debt Securities of that series.

The Senior Indenture provides that upon the occurrence of an Event of Default specified in the first and second bullet points of the first paragraph in this subsection, the Company will, upon demand of the Trustee, pay to it, for the benefit of the holder of any such Senior Security, the whole amount then due and payable on the affected Senior Debt Securities for principal, premium, if any, and interest. The Senior Indenture further provides that if the Company fails to pay such amount upon such demand, the Trustee may, among other things, institute a judicial proceeding for the collection of such amounts.

The Senior Indenture also provides that notwithstanding any of its other provisions, the holder of any Senior Security of any series will have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on the Senior Debt Securities when due and that such right will not be impaired without the consent of such holder.

The Company is required to file annually with the Trustee a written statement of officers as to the existence or non-existence of defaults under the Senior Indenture or the Senior Debt Securities.

Governing Law

The Senior Indenture and the Senior Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Information concerning the Trustee for a series of Senior Debt Securities is set forth in the Form T-1 of JPMorgan Chase Bank, National Association, as Trustee under the Senior Indenture.

The Company and its affiliates have normal banking relationships with the Trustee in the ordinary course of business.

SUBORDINATED DEBT SECURITIES

Subordinated debt securities (the “Subordinated Debt Securities”) may be issued from time to time in one or more series under an Indenture (the “Subordinated Indenture”), to be entered into between the Company and the trustee specified in the applicable prospectus supplement, which may be JPMorgan Chase Bank, National Association (the “Trustee”). The terms of the Subordinated Debt Securities will include those stated in the Subordinated Indenture and those made part of the Subordinated Indenture by reference to the Trust Indenture Act. The following summary of certain provisions contained in the Subordinated Indenture is not complete and is subject to the provisions of, and is qualified in its entirety by, the Subordinated Indenture, a form of which is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Subordinated Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

General

The Subordinated Debt Securities will be unsecured, subordinated obligations of the Company. The Subordinated Indenture does not limit the aggregate principal amount of Subordinated Debt Securities which may be issued under it. The Subordinated Debt Securities will be issuable in one or more series pursuant to an indenture supplemental to the Subordinated Indenture or a resolution of the Company’s Board of Directors or a committee appointed by the Board.

You must review the prospectus supplement relating to the particular Subordinated Debt Securities for the following terms:

•       the specific designation of the Subordinated Debt Securities;

•       the aggregate principal amount of the Subordinated Debt Securities;

•       the percentage of their principal amount at which the Subordinated Debt Securities will be issued;

•       the date or dates on which the principal of, and premium on, if any, the Subordinated Debt Securities will be payable and the right, if any, to extend such date or dates;

•       the interest rate or rates, which may be fixed or variable, if any, of the Subordinated Debt Securities, or the method of determination of such rate or rates;

•       the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on such interest payment dates;

•       the right, if any, to extend the interest payment periods and the duration of an extension;

•       the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the Subordinated Debt Securities may be redeemed, in whole or in part;

•       the right and/or obligation, if any, of the Company to redeem or purchase the Subordinated Debt Securities pursuant to any sinking fund or similar provisions or at the option of the holder of the security and the period or periods for which, the price or prices at which, and the terms and conditions upon which, the Subordinated Debt Securities will be redeemed or repurchased, in whole or in part, pursuant to such right and/or obligation;

•       the terms and conditions, if any, upon which the Subordinated Debt Securities may be converted into shares of the common stock of the Company, including the conversion price and the circumstances, if any, under which such conversion right will expire;

•       the terms of subordination;

•       the form of the Subordinated Debt Securities; and

•       any other specific terms of the Subordinated Debt Securities.

If a prospectus supplement specifies that a series of Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, the applicable prospectus supplement will also specify the denomination in which the Subordinated Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the Subordinated Debt Securities will be payable.

Form, Exchange, Registration, Transfer and Payment

Unless otherwise specified in the applicable prospectus supplement, the Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Subordinated Debt Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection with such transfer or exchange.

Unless otherwise provided in the applicable prospectus supplement, principal and premium, if any, or interest, if any, will be payable and the Subordinated Debt Securities may be surrendered for payment or transferred at the offices of the Trustee as paying and authenticating agent, provided that payment of interest, if any, may be made at the option of the Company by (i) check mailed to the address of the person entitled to such payment as it appears in the security register, or (ii) wire transfer to an account maintained by the person entitled to such payment as specified in the applicable security register.

Book-Entry Subordinated Debt Securities

The Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary, or its nominee, which will be identified in the applicable prospectus supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Subordinated Debt Securities of the series to be represented by such Global Security or Securities. Until it is exchanged in whole or in part for Subordinated Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for the Global Security to a nominee for the Depositary and except in the circumstances described in the applicable prospectus supplement.

The specific terms of the depositary arrangement for any portion of a series of Subordinated Debt Securities to be represented by a Global Security and a description of the Depositary will be provided in the applicable prospectus supplement.

Subordination

The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company (which may include senior indebtedness for money borrowed) to the extent described in the applicable prospectus supplement.

Limitation on Mergers and Sales of Assets

The Company will not consolidate with, or merge into, any person or convey or transfer its properties and assets substantially as an entirety to any person unless:

•       the successor entity expressly assumes the obligations of the Company under the Subordinated Indenture; and

•       after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, will have occurred and be continuing under the Subordinated Indenture.

No Limitation on Leveraged and Other Transactions

The Subordinated Indenture will not contain provisions that protect holders of the Subordinated Debt Securities in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.

Events of Default, Waiver and Notice

The Subordinated Indenture will provide that any one or more of the following events which has occurred and is continuing constitutes an “Event of Default” with respect to each series of Subordinated Debt Securities:

•       default for 30 days in payment of any interest on the Subordinated Debt Securities of that series, when due; provided, however, that a valid extension of the interest payment period by the Company will not constitute a default in the payment of interest for this purpose;

•       default in payment of principal and premium, if any, on the Subordinated Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Subordinated Debt Securities will not constitute a default for this purpose;

•       default by the Company in the performance, or breach, in any material respect of any other of the covenants or agreements in the Subordinated Indenture which will not have been remedied for a period of 90 days after notice;

•       certain events of bankruptcy, insolvency or reorganization of the Company; or

•       any other Event of Default provided with respect to a particular series of Subordinated Debt Securities as described in the related prospectus supplement.

The Subordinated Indenture will provide that the Trustee may withhold notice to the holders of a series of Subordinated Debt Securities, except in payment of principal or of interest or premium on the Subordinated Debt Securities, if the Trustee considers it in the interest of such holders to do so.

The Subordinated Indenture will provide that if an Event of Default with respect to any series of Subordinated Debt Securities has occurred and is continuing, either the Trustee or the holders of 25% in principal amount of the outstanding Subordinated Debt Securities of such affected series may declare the principal amount (or if such Subordinated Debt Securities are original issue discount Subordinated Debt

Securities, the portion of the principal amount as may be specified in the terms of that series) of all Subordinated Debt Securities of the series to be due and payable immediately. No such declaration is required upon certain events of bankruptcy, insolvency or reorganization of the Company. The holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of any series may rescind and annul a declaration of acceleration of such Subordinated Debt Securities, but only if all Events of Default with respect to Subordinated Debt Securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

The holders of a majority in principal amount of the outstanding Subordinated Debt Securities of any affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Subordinated Indenture with respect to the series, provided that the holders of the Subordinated Debt Securities will have offered to the Trustee reasonable indemnity against expenses and liabilities.

The Subordinated Indenture also will provide that, notwithstanding any of its other provisions, the holder of any Subordinated Debt Security of any series will have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on the Subordinated Debt Security on the stated maturity or upon repayment or redemption of such Subordinated Debt Security and that this right will not be impaired without the consent of such holder.

The Subordinated Indenture requires the annual filing by the Company with the Trustee of a certificate as to the absence of certain defaults under the Subordinated Indenture.

Modification of the Subordinated Indenture

The Subordinated Indenture will contain provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities of all series affected by the modification at the time outstanding, to modify the Subordinated Indenture or the rights of the holders of the Subordinated Debt Securities. However, no such modification will:

•       change the stated maturity of any Subordinated Debt Security;

•       reduce the principal amount of any Subordinated Debt Security;

•       reduce the amount of principal of an original issue discount Subordinated Debt Security;

•       reduce the rate of interest on, or any premium payable upon redemption of, any Subordinated Debt Security;

•       change the currency or currencies in which any Subordinated Debt Security is payable;

•       impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Subordinated Debt Security;

•       modify the provisions of the Subordinated Indenture with respect to the subordination of such series of Securities in a manner adverse to holders of the series;

•       reduce the percentage in principal amount of outstanding Subordinated Debt Securities of any series required to consent to any modification, amendment or any waiver under the Subordinated Indenture; or

•       change the provisions in the Subordinated Indenture that relate to its modification or amendment.

Satisfaction and Discharge

The Subordinated Indenture will provide, among other things, that when all Subordinated Debt Securities of any series not previously delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their stated maturity within one year, the Company may deposit or cause to be deposited with the Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Subordinated Debt Securities of that series not previously delivered to the Trustee for cancellation, for the principal, premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be. Upon such deposit, the Subordinated Indenture will cease to be of further effect with respect to that series of Subordinated Debt Securities, except as to the Company’s obligations to transfer or exchange the Subordinated Debt Securities of that series pay all other sums due pursuant to the Subordinated Indenture and to provide the officers’ certificates and opinions of counsel required under the Subordinated Indenture, and the Company will be deemed to have satisfied and discharged the Subordinated Indenture with respect to that series of Subordinated Debt Securities.

Governing Law

The Subordinated Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Information concerning the Trustee for a series of Subordinated Debt Securities will be set forth in the applicable prospectus supplement.

WARRANTS

Offered Warrants

We may issue warrants that are debt warrants or equity warrants. We may offer warrants separately or together with one or more additional warrants or debt securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.

Debt Warrants

We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale.

Equity Warrants

We may also issue warrants to purchase shares of our Class A Common Stock, including warrant spreads, on terms to be determined at the time of sale.

General Terms of Warrants

The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, the warrants:

•       the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•       the currency with which the warrants may be purchased;

•       the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•       whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

•       any applicable material United States federal income tax consequences;

•       the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination or other agents;

•       the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•       if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•       information with respect to book-entry procedures, if any;

•       the terms of the securities issuable upon exercise of the warrants;

•       the antidilution provisions of the warrants, if any;

•       any redemption or call provisions;

•       the exercise price and procedures for exercise of the warrants;

•       the terms of any warrant spread and the market price of the Company’s common stock which will trigger the Company’s obligation to issue shares of its common stock in settlement of a warrant spread;

•       whether the warrants are to be sold separately or with other securities as part of units; and

•       any other terms of the warrants.

Significant Provisions of the Warrant Agreements

We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement or other offering material for the warrants. The following summary of terms of the warrant agreements and the warrants is not intended to be comprehensive, and holders of warrants should review the detailed provisions of the relevant warrant agreement for a full description and for other information regarding the warrants.

Modifications without Consent of Warrant Holders

We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

•       cure any ambiguity;

•       cure, correct or supplement any defective or inconsistent provision; or

•       amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Enforceability of Rights of Warrant Holders

The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities, capital stock or any other warrant property, if any, purchasable upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities, capital stock or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

Registration and Transfer of Warrants

Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

Governing Law

The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

CAPITAL STOCK

The authorized capital stock of the Company consists of 250,000,000 shares of Class A Common Stock and 5,000,000 shares of Preferred Stock. The following summary description of the capital stock of the Company is qualified by reference to the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, copies of which are filed as exhibits to the Company’s Annual Report on Form 10 K filed with the SEC for the year ending December 31, 2000 and Current Report on Form 8 K filed with the SEC on May 26, 2005, respectively.

Class A Common Stock

Voting Rights

The holder of each outstanding share of Class A Common Stock shall be entitled to one vote in person or by proxy for each share on all matters upon which the stockholders of the Company are entitled to vote. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Class A Common Stock present in person or represented by proxy, subject to any voting rights granted to holders of any Preferred Stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any outstanding Preferred Stock, amendments to the Company’s Certificate of Incorporation generally must be approved by a majority of the outstanding shares of Class A Common Stock.

Dividends

Dividends may be paid on the Class A Common Stock from legally available funds when and if declared by the Board of Directors, subject to any preferential rights of any outstanding Preferred Stock.

Other Rights

On liquidation, dissolution, or winding up of the Company, after payment in full of the amounts required to be paid to holders of Preferred Stock, if any, all holders of Class A Common Stock, are entitled to share ratably in any assets available for distribution. No shares of Class A Common Stock are subject to redemption or have preemptive rights to purchase additional shares of Class A Common Stock. Upon consummation of a sale or offering, all the outstanding shares of Class A Common Stock will be validly issued, fully paid and nonassessable.

Preferred Stock

As of the date of this Prospectus, no shares of Preferred Stock are outstanding, although certain shares of Preferred Stock have been reserved for issuance as described under “Rights Plan” below. The Board of Directors may authorize the issuance of Preferred Stock in one or more series and may determine, with respect to any such series, the designations, powers, preferences, and rights of such series, and its qualifications, limitations and restrictions, including, without limitation,

•       the designation of the series;

•       the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the designations for such series) increase or decrease (but not below the number of shares of such series then outstanding);

•       whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

•       the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of stock;

•       the redemption rights and price or prices, if any, for shares of the series;

•       the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•       the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

•       whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible and all other terms and conditions upon which such conversion may be made; and

•       the voting rights, if any, of the holders of shares of such series.

The Company believes that the ability of the Board of Directors to authorize the issuance of one or more series of Preferred Stock will provide the Company with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise. The authorized shares of Preferred Stock will be available for issuance without further action by the Company’s stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company’s securities may be listed or traded.

Although the Board of Directors has no current intention of doing so, it could authorize the issuance of a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board of Directors will make any determination to authorize the issuance of such shares based on its judgment as to the best interests of the Company and its stockholders. The Board of Directors, in so acting, could issue Preferred Stock having terms that could discourage a potential acquirer from proposing or making, without first negotiating with the Board of Directors, an acquisition through which such acquirer may be able to change the composition of the Board of Directors, including a tender offer or other transaction that some, or a majority, of the Company’s stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

Rights Plan

On April 28, 1999, the Board of Directors of the Company declared a dividend distribution of one Right for each outstanding share of Class A Common Stock, $.01 par value, and Class B Common Stock, $.01 par value, of the Company. The distribution was payable to the stockholders of record at the close of business on May 12, 1999. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of a series of the Company’s preferred stock designated as Series A Junior Participating Preferred Stock (“Series A Preferred Stock”) at a price of $85.00 per one one-hundredth of a share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A., (as successor to First Chicago Trust Company of New York), as Rights Agent (the “Rights Agent”).

On February 14, 2001, the Company consummated a merger with WDR Sub, Inc., a Delaware corporation wholly-owned by the Company, with the Company to remain as the surviving corporation. Pursuant to the merger each then issued share of Class B Common Stock converted into one fully paid and validly issued, non-assessable share of Class A Common Stock. The Board of Directors of the Company amended the Rights Agreement to provide that, simultaneously upon the conversion of each share of Class B Common Stock into a share of Class A Common Stock, the Rights attached to such share of Class B Common Stock were cancelled, and new Rights were issued with the shares of Class A Common Stock into which the shares of Class B Common Stock were converted.

Initially, the Rights were attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates were distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the Voting Power as represented by the outstanding shares of Common Stock (the “Stock Acquisition Date”), other than as a result of repurchases of stock by the Company or certain inadvertent actions by institutional or certain other stockholders, or (ii) 10 business days (or such later date as the Board shall determine prior to any person becoming an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Voting Power is defined as the total number of votes entitled to be cast in the general election of the directors of the Company. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York City time) on April 28, 2009 (the “Expiration Date”), unless such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

In the event that a Person becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be fair and not inadequate and to otherwise be in the best interests of the Company and its stockholders, after receiving advice from one or more investment banking firms (a “Qualified Offer”), each holder of a Right will thereafter have the right to receive, upon exercise, Class A Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

For example, at an exercise price of $85.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $170.00 worth of Class A Common Stock (or other consideration, as noted above) for $85.00. Assuming that the Class A Common Stock had a per share value of $17.00 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Class A Common Stock for $85.00.

In the event that, on or at any time after a Stock Acquisition Date, the Company (i) engages in a merger or other business combination transaction in which the Company is not the surviving corporation (other than with an entity which acquired the shares pursuant to a Qualified Offer), (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and any shares of the Company’s Common Stock are changed into or exchanged for other securities or assets, or (iii) 50% or more of the assets, cash flow or earning power of the Company and its subsidiaries (taken as a whole) are sold or transferred so that each holder of a Right (except as noted below) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value (determined as provided in the Rights Agreement) of two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”

At any time until the 10th business day after a Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, (payable in cash, Class A Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the Voting Power as represented by the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, for Class A Common Stock at an exchange ratio of one share of Class A Common Stock, or one one-hundredth of a share of Series A Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Class A Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Any of the provisions of the Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable.

DEPOSITARY SHARES

We may elect to offer fractional interests in shares of preferred stock, rather than offer whole shares of preferred stock. If we choose to do this, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $500,000,000. The prospectus supplement relating to a series of depositary shares will state the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fractional interests in shares of preferred stock underlying the depositary shares, to all the rights and preferences of the preferred stock underlying the depositary shares including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement.

Dividends and other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of the depositary shares owned by the holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a series of the preferred stock underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 30, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon the redemption and any money, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with these instructions, and we will agree to take all action that the depositary may consider necessary in order to enable the depositary to vote the shares.

Amendment and Termination of Deposit Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment that materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (i) all outstanding depositary shares issued under the agreement have been redeemed, or (ii) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock. Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the agreement, and they will not be obligated to prosecute or defend any legal proceeding with respect to any depositary shares or preferred stock unless the holders provide them with satisfactory indemnity. They may rely upon written advice of counsel or accountants, upon information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and upon documents they believe to be genuine.

STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either our debt securities or debt obligations of third parties, including United States treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

We may enter into derivative transactions or forward sale agreements on shares of securities with third parties. In such event, we may pledge the shares underlying such transactions to the counterparties under such agreements, to secure our delivery obligation. The counterparties or third parties may borrow shares of securities from us or third parties and sell such shares in a public offering. This prospectus may be delivered in conjunction with such sales. Upon settlement of such transactions, we may deliver shares of securities to the counterparties that, in turn, the counterparties may deliver to us or third parties, as the case may be, to close out the open borrowings of securities. The counterparty in such transactions will be an underwriter and will be identified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The descriptions in the applicable prospectus supplement will only be summaries, and you should read the stock purchase contracts and, if applicable, the collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for the Company by Vinson & Elkins L.L.P., special counsel to the Company.  If the validity of securities offered pursuant to this prospectus is passed on by counsel for the underwriters of that offering of the securities, that counsel will be named in the applicable prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Waddell & Reed Financial, Inc. as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by Waddell & Reed Financial, Inc.:

SEC registration fee	*
Printing expenses	**
Accounting fees and expenses	**
Legal fees and expenses	**
Transfer Agent and Registrar, Trustee and Depositary fees	**
Miscellaneous expenses	**
Total:	$ **

*                    To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**             Not available at this time.

Item 15. Indemnification of Officers and Directors

The Certificate of Incorporation provides that a director will not be personally liable for monetary damages to the Registrant or its stockholders for breach of fiduciary duty as a director, except for liability

•       for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•       for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•       for paying a dividend or approving a stock repurchase in violation of Section 174 of the Delaware General Corporation Law; or

•       for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of such provision will not adversely affect any right or protection of a director existing under such provision for any act or omission occurring prior to such amendment or repeal.

The Certificate of Incorporation provides that the Registrant will indemnify any person who was or is a party to any threatened, pending, or completed action, suit, or proceeding because he or she is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, or other enterprise. The Certificate of Incorporation provides that this indemnification will be from and against expenses, judgments, fines, and amounts paid in settlement by the indemnitee. However, this indemnification will only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant.

Item 16. Exhibits

Exhibit Number	Description of Document
1.1	Forms of Underwriting Agreement.*
3.1

Amended and Restated Certificate of Incorporation of the Company. Filed as Exhibit A to the Agreement and Plan of Merger, dated as of February 14, 2001, by and between the Company and WDR Sub, Inc. filed as Exhibit 2.1 to the Company’s Annual Report on Form 10-K, File No. 001-13913, for the year ended December 31, 2000, and incorporated herein by reference.

3.2

Amended and Restated Bylaws of the Company. Filed as Exhibit 3.1 to the Company’s Curent Report on Form 8-K, File No. 333-43687, filed with the SEC on May 26, 2005, and incorporated herein by reference.

4.1

Specimen of Class A Common Stock Certificate, par value $0.01 per share. Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-43687, filed with the SEC on January 2, 1998 and incorporated herein by reference.

4.2

Rights Agreement, dated as of April 28, 1999, by and between Waddell & Reed Financial, Inc. and Computershare Trust Company, N.A., as successor to First Chicago Trust Company of New York, which includes the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant, as filed on May 13, 1999 with the Secretary of State of Delaware as Exhibit A and the form of Rights Certificate as Exhibit B. Filed as Exhibit 4 to the Registrant’s Quarterly Report on Form 10-Q, File No. 001-13913, filed with the SEC on August 13, 1999 and incorporated herein by reference.

4.3

First Amendment to Rights Agreement, dated as of February 14, 2001, by and between Waddell & Reed Financial, Inc. and Computershare Trust Company, N.A., as successor to First Chicago Trust Company of New York. Filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K, File No. 333-43862, filed with the SEC on March 19, 2001 and incorporated herein by reference.

4.4

Indenture, dated as of January 18, 2001, by and between Waddell & Reed Financial, Inc. and JPMorgan Chase Bank, National Association. Filed as Exhibit 4.1(a) to the Company’s Current Report on Form 8-K, File No. 001-13913, filed with the SEC on February 5, 2001 and incorporated herein by reference.

4.5

First Supplemental Indenture, dated as of January 18, 2001 by and between the Company and JPMorgan Chase Bank, National Association, including the form of the 7.50% notes due January 2006 as Exhibit A. Filed as Exhibits 4.1(b) and 4.2 to the Registrant’s Current Report on Form 8-K, File No. 333-43687, filed with the SEC on February 5, 2001 and incorporated herein by reference.

4.6

Second Supplemental Indenture, dated as of January 13, 2006, by and between the Company and JPMorgan Trust Company, National Association, including the form of the 5.60% notes due January 2011 as Exhibit A. Filed as Exhibits 4.1 and 4.2 to the Registrant’s Current Report on Form 8-K, File No. 333-43687, filed with the SEC on January 13, 2006 and incorporated herein by reference.

4.7

Form of Indenture to be used in connection with the issuance of the Subordinated Debt Securities. Filed as Exhibit 4.7 to the Registrant’s Form S-3/A, File No. 333-43862, filed with the SEC on September 7, 2000 and incorporated herein by reference.

4.8	Forms of Warrant Agreement and Warrants.*
4.9	Forms of Deposit Agreement and Depositary Receipt respecting Depositary Shares.*
4.10	Forms of Stock Purchase Agreement.*
5.1	Opinion of Vinson & Elkins, L.L.P. as to the legality of the securities being registered.**
12.1

Statement re computation of ratios of earnings to fixed charges. Filed as Exhibit 12.1 to the Registrant’s Current Report on Form 8-K, File No. 333-43687, filed with the SEC on January 12, 2006 and incorporated herein by reference.

23.1	Consent of KPMG LLP, independent registered public accounting firm.**
23.2	Consent of Vinson & Elkins, L.L.P. (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
25.1	Form T-1 of JPMorgan Chase Bank, National Association, as successor Trustee under the Subordinated Indenture.**
25.2	Form T-1 of JPMorgan Chase Bank, National Association, as successor Trustee under the Senior Indenture.**

*                    To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**             Filed herewith.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)    That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(f)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 25th day of January, 2006.

WADDELL & REED FINANCIAL, INC.

By:	/s/ DANIEL P. CONNEALY
Daniel P. Connealy
Senior Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel P. Connealy and Daniel C. Schulte, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

/s/ HENRY J. HERRMANN	Chief Executive Officer and Director	January 25, 2006
Henry J. Herrmann
/s/ DANIEL P. CONNEALY	Senior Vice President and Chief	January 25, 2006
Daniel P. Connealy	Financial Officer
/s/ MARK A. SCHIEBER	Vice President, Controller and	January 25, 2006
Mark A. Schieber	Principal Accounting Officer
/s/ ALAN W. KOSLOFF	Director and Chairman of the Board	January 25, 2006
Alan W. Kosloff	of Directors
/s/ DENNIS E. LOGUE	Director	January 25, 2006
Dennis E. Logue
/s/ JAMES M. RAINES	Director	January 25, 2006
James M. Raines
/s/ RONALD C. REIMER	Director	January 25, 2006
Ronald C. Reimer
/s/ WILLIAM L. ROGERS	Director	January 25, 2006
William L. Rogers
/s/ JERRY W. WALTON	Director	January 25, 2006
Jerry W. Walton